                                Exhibit 99.1
NEWS RELEASE

WELBILT PROVIDES BUSINESS UPDATE REGARDING COVID-19

New Port Richey, FL. - March 20, 2020 - Welbilt, Inc. (NYSE:WBT) announced today that the recent outbreak of the novel coronavirus, or COVID-19, is disrupting the commercial foodservice equipment end markets in the Americas and EMEA. While many professional kitchens remain open for takeout, drive-thru and delivery, many have closed to dine-in customers while others have closed completely. Accordingly, the demand for commercial foodservice equipment and aftermarket parts is anticipated to be negatively impacted through the second quarter of 2020 and possibly beyond. Due to the rapidly changing environment, we are withdrawing our previous 2020 full-year guidance that was provided with our 2019 fourth quarter earnings release and discussed on our 2019 fourth quarter earnings call on February 25, 2020. Based on our current view of the business, we are expecting our 2020 first quarter net sales to decrease between 10 and 15 percent compared to the prior year.

We have developed contingency plans for our operations and are taking appropriate steps to reduce operating expenses and capital spending, as necessary. We have also conducted stress tests on our business model for a range of severe sales decrease scenarios, along with various assumptions on working capital and capital expenditures. After working through those various scenarios, we continue to believe that our future cash generated from operations, together with our capacity under our existing senior secured revolving credit facility and our cash on hand, will provide adequate resources to meet our working capital needs and cash requirements for at least the next 12 months. We expect to be in compliance with the financial covenants in our senior secured revolving credit facility (“Revolver”) at the end of our 2020 first quarter on March 31, 2020; however, given the uncertainty of conditions during our second quarter of 2020 and the reasonable risk of non-compliance with our covenants at that quarter-end, we have had and will continue to have conversations with the bank group around a potential amendment of the financial covenants in the Revolver and are encouraged by those conversations to date.

We have implemented steps to protect our employees in our plants, distribution centers and offices by prohibiting visitors from entering our facilities without having passed a screening process, encouraging office personnel to work from home, implementing social distancing protocols, rigorously cleaning our facilities between shifts, providing hand sanitization stations and encouraging our employees to follow the recommendations issued by the Centers for Disease Control to minimize the risk of transmission of COVID-19. All 20 of our global manufacturing plants are currently open and operating, as are our distribution centers. We will continue to closely evaluate the status of our facilities and will react quickly due to either safety or demand conditions. Our supply chain has seen minimal disruption and has not caused significant production delays to date.

We remain confident that consumers’ interest in safe and unique dining experiences will return along with the demand for commercial foodservice equipment that supports that interest. Our industry has historically been very stable and profitable, and we fully expect that to be the case in the near future.

About Welbilt, Inc.
Welbilt, Inc. provides the world’s top chefs, premier chain operators and growing independents with industry-leading equipment and solutions. Our innovative products and solutions are powered by our deep knowledge, operator insights, and culinary expertise. Our portfolio of award-winning product brands includes Cleveland™, Convotherm®, Crem®, Delfield®, Frymaster®, Garland®, Kolpak®, Lincoln™, Manitowoc® Ice, Merco®, Merrychef® and Multiplex®. These product brands are supported by two service brands: FitKitchen®, our fully-integrated kitchen systems brand, and KitchenCare®, our aftermarket parts and service brand. Headquartered in the Tampa Bay region of Florida and operating 20 manufacturing facilities throughout the Americas, Europe and Asia, we sell through a global network of over 5,000 distributors and dealers in over 100 countries. We have approximately 5,100 employees and generated sales of $1.6 billion in 2019. For more information, visit www.welbilt.com.

Forward-looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, our expectations regarding the impact of COVID-19 on our business, including on customer demand, supply chains and production; our ability to meet working capital needs and cash requirements over the next 12 months; compliance with the financial covenants under our credit facility and our ability to amend our credit facility; future results, our full-year financial outlook; expected impact of restructuring and other operating and strategic plans and any assumptions on which those expectations, outlook, descriptions, targets or plans are based. Certain of these forward-looking statements can be identified by using words such as "anticipates," "believes," "intends," "estimates," "targets," "expects," "endeavors," "forecasts," "could," "will," "may," "future," "likely," "on track to deliver," “are encouraged,” "plans," "projects," "assumes," "should" or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this release are based on our current beliefs and expectations of our management as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, risks from global pandemics including the novel coronavirus or COVID-19; risks related to our ability to timely and efficiently execute on manufacturing strategies; our ability to realize anticipated or targeted earnings enhancements, cost savings, strategic options and other synergies and the anticipated timing to realize those enhancements, savings, synergies, and options; acquisitions, including our ability to realize the benefits of acquisitions in a manner consistent with our expectations and general integration risks; our substantial levels of indebtedness; actions by competitors including competitive pricing; consumer and customer demand for products; the successful development and market acceptance of innovative new products; world economic factors and ongoing economic and political uncertainty; our ability to source raw materials and commodities on favorable terms and successfully respond to and manage related price volatility; our ability to generate cash and manage working capital consistent with our stated goals; costs of litigation and our ability to defend against lawsuits and other claims and to protect our intellectual property rights; unanticipated environmental liabilities; the ability to obtain and maintain adequate insurance coverage; data security and technology systems; our labor relations and the ability to recruit and retain highly qualified personnel; product quality and reliability, including product liability claims; changes in the interest rate environment and currency fluctuations; compliance with, or uncertainty created by, existing, evolving or new laws and regulations, including recent changes in tax laws, tariffs and trade regulations and enforcement of such laws around the world, and any customs duties and related fees we may be assessed retroactively for failure to comply with U.S. customs regulations; our ability to comply with evolving and complex accounting rules, many of which involve significant judgment and assumptions; the possibility that additional information may arise, that would require us to make further adjustments or revisions to our historical financial statements or delay the filing of our current financial statements; actions of activist shareholders; and those additional risks, uncertainties and factors described in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our other filings with the Securities and Exchange Commission. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

For more information, contact:
Rich Sheffer
Vice President Investor Relations, Risk Management and Treasurer
Welbilt, Inc.
+1 (727) 853-3079
Richard.sheffer@welbilt.com